Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333 - 199033 and No. 333 - 195124), pertaining to Can-Fite Biopharma Ltd. of our report dated March 27, 2015 with respect to the consolidated financial statements of Can-Fite Biopharma Ltd. and its subsidiary, included in this Annual Report on Form 20-F for the year ended December 31, 2014.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 27, 2015	A Member of Ernst & Young Global